EXHIBIT 10.5(a)

Schedule of officers of Digene Corporation entering into Change in Control Employment Agreements

     The following officers of Digene Corporation entered into Change in Control Employment Agreements substantially in the form of Exhibit 10.5 to this Quarterly Report on Form 10-Q during the quarter ended March 31, 2003:

Robert McG. Lilley Joseph P. Slattery Larry R. Wellman